UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): June 23, 2003

MAGNITUDE INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-20432 75-2228828

(Commission File Number) (IRS Employer Identification No.)

401 State Route 24, Chester, New Jersey 07930

(Address of principal executive offices) (Zip Code)

(908) 879-2722

(Registrant's telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

On June 23, 2003, the Registrant issued the press release attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNITUDE INFORMATION SYSTEMS, INC.

Dated: June 23, 2003 By: __/s/ Joerg H. Klaube_______

Joerg H. Klaube

Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1

PRESS RELEASE

Southern California Edison Expands Safer and More Productive Workplace with Magnitude's Anti-Injury ™ Solution

Magnitude Information Systems, the leading developer of Anti-Injury™ ergonomic software solutions for government agencies, Fortune 500 corporations and consumers, today announced that Southern California Edison (SCE) has expanded its enterprise deployment of Magnitude's patented Anti-Injury™ software for its employees who use computers.

California's second largest investor-owned electric utility company, Southern California Edison's 100-year history is rooted in service, reliability and innovation. SCE supplies power to a population of 12 million people, via 4.3 million business and residential accounts in a 50,000-square-mile service area within central, coastal and Southern California. Southern California Edison continues an unwavering commitment to assist businesses, support the environment, education, the arts, and other programs to improve the quality of life for its 13,000 employees and the communities in which they and their families live.

A key Southern California Edison initiative is to provide its employees with world class safety programs. SCE has identified office ergonomics as an important safety issue and a tremendous productivity lever. Magnitude's software provides SCE with the opportunity to enhance its employees overall safety, while increasing productivity when they are engaged on the computer.

Over the last decade Carpal Tunnel Syndrome and other Repetitive Strain Injuries (RSI) have become the largest injury category plaguing computer users in the workplace, home and school. In 2001 two thirds of all workers compensation claims were RSI related costing U.S. companies tens of billions of dollars annually.

Steven D. Rudnik, Magnitude Founder, and Chief Executive Officer added: "SCE is a special company who clearly sees employees are their biggest asset. We applaud visionary enterprises like SCE that embrace safety and productivity within the same focus". Mark Chroscielewski, Magnitude's SVP Business Development states, ""Public awareness of this issue (RSI) is just beginning to take hold. With ever increasing momentum, businesses are looking for RSI Anti-Injury™ solutions to protect their balance sheets and their employees while keeping a keen eye on performance excellence".

About Magnitude Information Systems, Inc.
Magnitude Information Systems, Inc. is the leading developer of RSI Management solutions for computer users. Magnitude's Anti-Injury™ software products for business help companies and government agencies realize measurable productivity gains, reduced workers' compensation and medical claims costs associated with people working at computers. Magnitude's Anti-Injury™ software products for consumers help children and adults at home and school reduce common ergonomic risk factors associated with people working at computers. For more information, contact Magnitude at 888-786-7774 or visit <http://www.magnitude.com> .

This press release contains forward-looking statements that, if not verifiable historical fact, may be viewed as forward-looking statements that could predict future events or outcomes with respect to Magnitude Information Systems, Inc., and its business. The predictions embodied in these statements will involve risks and uncertainties and accordingly, Magnitude Information Systems' actual results may differ significantly from the results discussed or implied in such forward-looking